Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2021 relating to the financial statements of VEREIT Operating Partnership, L.P. and subsidiaries, appearing as Exhibit 99.1 in the Current Report on Form 8-K of Realty Income Corporation filed with the Securities and Exchange Commission on June 4, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

November 1, 2021